Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8
(Form Type)

GENERAL ELECTRIC COMPANY
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

				Proposed
				Maximum
				Offering	Maximum		Amount of
Security		Fee Calculation	Amount	Price Per	Aggregate		Registration
Type	Security Class Title (1)	Rule (2)	Registered	Unit	Offering Price	Fee Rate	Fee
Equity	Common stock, par value $0.01 per share	Rule 457(a)	30,000,000 (1)(3)	$76.24	$2,287,200,000	$92.70 per $1,000,000	$212,023.44
Total Offering Amounts					$2,287,200,000		$212,023.44
Total Fee Offsets							—
Net Fee Due							$212,023.44

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover such indeterminate number of additional shares of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”) as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the GE 2022 Long-Term Incentive Plan (the “Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on the New York Stock Exchange, on April 29, 2022.

(3)	Represents 30,000,000 shares of Common Stock reserved for issuance under the Plan.